                                                                   EXHIBIT 10.25

Certain confidential information has been omitted from this Exhibit 10.25 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "***" at each place in this Exhibit 10.25 where the omitted information appeared in the original.

                       AMENDMENT NO. 1 TO CO-BRAND CREDIT
                       ----------------------------------

                             CARD PROGRAM AGREEMENT
                             ----------------------


         This is an amendment ("Amendment") entered into as of the 15th day of August, 2002 to the Co-Brand Credit Card Agreement ("Agreement") entered into May 8, 2001 by and between FLEET CREDIT CARD SERVICES, L.P., a Rhode Island limited partnership having its principal place of business in Horsham, Pennsylvania, for itself and on behalf of Fleet Bank (RI), National Association (collectively "Fleet"), and PrivilegeONE Networks LLC, a Delaware limited liability company, having its principal place of business in Vero Beach, Florida ("PrivilegeONE"). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meaning given to them in the Agreement.

         WHEREAS, Fleet and PrivilegeONE are parties to the Agreement, wherein Fleet and PrivilegeONE agreed to jointly develop and market a co-brand credit card program for the Vehicle industry, including the issuance of one or more types of a PrivilegeONE co-branded credit card, and to offer a loyalty program for cardholders in the United States;

         WHEREAS, Fleet and PrivilegeONE desire to amend the Agreement in part as set forth in this Amendment;

         NOW, THEREFORE, in consideration of the mutual obligations, promises and undertakings of the parties herein contained and for other good and valuable consideration to be delivered and provided with this Amendment, the parties hereby agree as follows:

         1. Section 1.12 of the Agreement is deleted in its entirety and replaced with the following:

              "Credit Card Rebate Dollars" means the rebate dollars that a Cardholder accrues in the Credit Card Loyalty Program based upon such Cardholder's usage entitling such Cardholder to redeem such rebate dollars for a Rebate.

         2. All other references to Credit Card Loyalty Points in the Agreement (including all references in the Exhibits) are replaced with "Credit Card Rebate Dollars".

         3. Section 2.1 (c) in the Agreement is deleted in its entirety and replaced with the following:

              Pursuant to this Agreement, Fleet and PrivilegeONE shall jointly offer the Credit Card Loyalty Program to Customers and other consumers. The Credit Card Loyalty Program, as described more fully in Section 6 and Exhibits C and D to this Agreement, shall entitle Cardholders to accrue Credit Card Rebate Dollars based upon such Cardholder's Account usage. Cardholders shall have the right to redeem such Credit Card Rebate Dollars for a Rebate. In addition, as part of the Credit Card Loyalty Program, Cardholders shall be entitled to receive the following items: ten percent (10%) discount on Vehicle parts and service, coupon based offers, starting system check, tire rotations and safety check, preferred appointments, sweepstakes entries based on Credit Card usage, and a trade in allowance if all major services, as described in the Dealer Contract attached hereto as Exhibit G, on the Vehicle to be traded occurred at the Dealer

          4. Section 2.1(e) in the Agreement is deleted in its entirety and replaced with the following:

               (i) If a Cardholder moves more than seventy-five (75) miles away from his or her original Dealer during the duration of the Credit Card Loyalty Program, (ii) if a Dealer's participation in the Credit Card Loyalty Program is terminated, or (iii) if a Dealer terminates its participation in the Credit Card Loyalty Program, any affected Cardholder shall have the option of transferring his or her membership in the Credit Card Loyalty Program from such current Dealer to another Dealer. In the event the transfer is made in accordance with subsection (i) above, such transfer shall be subject to the Cardholder's payment of a $50 transfer fee, which shall be shared equally by PrivilegeONE and Fleet.

          5. Section 2.2 is deleted in its entirety and replaced with the following:

               SOLICITATION METHODS. Subject to Applicable Law, Fleet and PrivilegeONE shall solicit Customers and other consumers for Credit Cards at the Point-of-Sale through the Instant Pre-Qualification Process, or using Take One Applications (only as provided for in Exhibit A of this Agreement) using such Marketing Materials, as may be approved by Fleet in its sole discretion. PrivilegeONE will not use any other marketing channels or Account Application processes or modify the marketing channels or Account Application processes other than those approved by Fleet in its sole discretion. Additional marketing and solicitation efforts will be governed by Section 2.12.

          6. Section 6.7(d) in the Agreement is deleted in its entirety and replaced with the following:

               TRANSFER OF CREDIT CARD REBATE DOLLARS. If a Cardholder moves more than seventy-five (75) miles away from his or her original Dealer during the duration of the Credit Card Loyalty Program then Cardholder shall have the option of transferring the membership in the Credit Card Loyalty Program from the original PrivilegeONE Dealer to another PrivilegeONE Dealer in his or her new area. If the Cardholder elects to transfer to a participating Dealer, the Cardholder shall pay a $50 transfer fee which fee shall be shared equally by PrivilegeONE and Fleet.

          7. Section 8.1 of the Agreement is amended by deleting the phrase "and distributing" in the second and fourth lines and adding the following new final sentence: "PrivilegeONE will bear all costs of distributing all Marketing Materials used to support marketing efforts by Dealers."

          8. Section 10.4 of the Agreement is deleted in its entirety and replaced with the following:

              TERMINATION DUE TO ACCOUNT GOAL SHORTFALL. Fleet will compute the number of Accounts as of January 1 during each year of the Term, commencing January 1, 2003 (each the "Determination Date"). If as of the Determination Date, there exist fewer than the number of Accounts stated below as the minimum for such Determination Date ("Minimum Accounts") Fleet will have the right to terminate this Agreement. by giving written notice of its intent to terminate under this Section 10.4 within thirty (30) days following the computation of Accounts as of Determination Date. The effective date of termination under this Section 10.4 shall be the Determination Date. The Minimum Accounts will be as follows:

                          Determination Date              Minimum Accounts
                          ------------------              ----------------

                           January 1, 2003                    10,000

                           January 1, 2004                    50,000

                           January 1, 2005                    75,000

                           January 1, 2006                    100,000

          9. Section 10.6(a) of the Agreement is amended by deleting the phrase "during the twelfth calendar month after the Performance Date" and replacing it with the phrase "as of the Determination Date".

          10. Exhibit A of the Agreement is hereby amended by adding this new paragraph 2A.

                        2A.  ***

          11. Exhibit A of the Agreement is hereby amended by adding new Paragraph 2B.

                        2B.  ***

          12. Exhibit A of the Agreement is hereby amended by adding new Paragraph 2C.

                        2C.  ***

          13. Attached is the revised Dealer Contract, which replaces the previous Dealer Contract as Exhibit G to the Agreement.

          14. The parties acknowledge that it is their mutual intention that the Program, the PrivilegeONE Membership Plan and the Credit Card Loyalty Program be run on a consistent and uniform basis in all locations and, accordingly, no amendments or modifications are permitted to any of section 6, Exhibits C or D in connection with any Program or Dealer offering to Cardholders without Fleet's prior written consent. Fleet will solely determine the process and procedures for the generation and processing of applications and customer credit qualifications intending to similarly apply a uniform procedure to all Dealers and solicitations.

          15. On or prior to September 15, 2002, PrivilegeONE will enter into an Agreement with World Omni Financial Corporation/Southeast Toyota for participation in the Program. World Omni Financial Corporation/Southeast Toyota will use its best efforts to encourage contractual relationships for their dealerships' participation in the Program. Such participation will commence on or prior to October 1, 2002.

          16. Except as expressly modified by this Amendment, all terms and conditions of the Agreement are ratified and shall remain in full force and effect as originally constituted.

          IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Amendment as of the date first written above.



                                      PRIVILEGEONE NETWORKS LLC



                                      By:
                                         ---------------------------------------

                                      Name:
                                               ---------------------------------

                                      Title:
                                            ------------------------------------



                                      FLEET CREDIT CARD SERVICES, L.P.

                                      By:   Fleet Credit Card Holdings, Inc.,

                                            Its General Partner



                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------